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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF WALBRO CORPORATION


Name of Subsidiary                                Jurisdiction of Incorporation
------------------                                -----------------------------

Auburn Diecast Corporation                        Michigan
U.S. Coexcell, Inc.                               Ohio
Walbro Asia Pacific, Inc.                         Japan
Walbro Capital Pte. Ltd.                          Republic of Singapore
Walbro Detroit Corporation                        Delaware
Walbro Automotive Corporation                     Delaware
Walbro Automotive A.S                             Norway
Walbro Automotive do Brasil Ltda.                 Brazil
Walbro Automotive Europe S.A.                     France
Walbro Automotive FSC, Inc.                       U.S. Virgin Islands
Walbro Automotive GmbH                            Germany
Walbro Automotive Limited                         Great Britain
Walbro Automotive N.V.                            Belgium
Walbro Automotive S.A.                            France
Walbro Automotive S.A.                            Spain
Walbro Korea, Ltd.                                Republic of Korea
Walbro Netherlands B.V.                           Netherlands
Sharon Manufacturing Company                      Michigan
Whitehead Engineered Products, Inc.               Delaware
Walbro Engine Management Corporation              Delaware
Walbro de Mexico, S.A. de C.V.                    Mexico
Walbro GmbH                                       Germany
Walbro Japan, Inc.                                Japan
Walbro Singapore Pte. Ltd.                        Republic of Singapore
Walbro Tucson Corporation                         Delaware
Tucson Precision Products                         Delaware
Fujian Hualong Carburetor Co., Ltd.               People's Republic of China
Tianjin Walbro Industries, Ltd.                   People's Republic of China
Mutual Walbro P. Ltd.                             India
Walbro Capital Trust                              Delaware